Exhibit 23.1

KPMG LLP Suite 2000 303 Peachtree Street, N.E. Atlanta, GA 30308-3210

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-247284, 333-263833, 333-263835, 333-271139, 333-278538 and 333-278541) on Form S-8, (Nos. 333-266001 and 333-275823) on Form S-3, and (No. 333-272876) on Form S-1 of our report dated March 27, 2025, with respect to the financial statements of Femasys Inc.

Atlanta, Georgia
March 27, 2025